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Exhibit 23.1

Consent of KPMG LLP

The Board of Directors
NeoPharm, Inc.:

        We consent to the incorporation by reference in the Registration Statement Nos. 333-03725, 333-66365, and 333-104586 on Form S-8 and 333-109340 on Form S-3 of NeoPharm, Inc. of our reports dated February 20, 2004, except as to Note 11, which is as of March 7, 2004, relating to the balance sheet of NeoPharm, Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity, and cash flows for the years then ended and the related financial statement schedule, which reports appear in the December 31, 2003 annual report on Form 10-K of NeoPharm, Inc.

        Our report refers to our audit of the adjustments that were applied to restate the 2001 financial statements, as more fully described in Note 5 to the financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 financial statements other than with respect to such adjustments.

                      /s/ KPMG LLP

Chicago, Illinois
March 15, 2004

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Consent of KPMG LLP